Exhibit 99.3
Unaudited Pro Forma Condensed Combined Financial Information

Introduction

On October 29, 2023, Lumentum Holdings Inc. ("Lumentum”) entered into a definitive agreement to acquire Cloud Light Optoelectronics Limited (“Cloud Light”) through the merger of Crius Merger Sub Inc. with and into Cloud Light (the “Merger”), with Cloud Light continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Lumentum. Cloud Light designs, markets, and manufactures advanced optical modules for automotive sensors and data center interconnect applications. The preliminary fair value of consideration transferred at closing was $730.1 million. The transaction closed on November 7, 2023.
The unaudited pro forma condensed combined balance sheet as of July 1, 2023 and the unaudited pro forma condensed combined income statement for the year ended July 1, 2023 are presented herein. The unaudited pro forma condensed combined balance sheet combines the audited consolidated balance sheet of Lumentum as of July 1, 2023 and the audited consolidated balance sheet of Cloud Light as of March 31, 2023 and gives effect to the Merger as if it had been completed on July 1, 2023. The unaudited pro forma condensed combined income statement combines the audited historical results of Lumentum for the year ended July 1, 2023 and audited historical results of Cloud Light for the year ended March 31, 2023 and gives effect to the Merger as if it occurred on July 3, 2022. These unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined income statement are collectively referred to as the pro forma financial information.
The pro forma financial information should be read in conjunction with the accompanying notes. In addition, the pro forma financial information is derived from and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of Lumentum and Cloud Light:
•Audited consolidated financial statements of Lumentum as of and for the year ended July 1, 2023 included in Lumentum’s Annual Report on Form 10-K for the year ended July 1, 2023;
•Audited consolidated financial statements of Cloud Light as of and for the year ended March 31, 2023 and included elsewhere in this document.
The unaudited pro forma condensed combined financial information has been prepared by Lumentum in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures About Acquired and Disposed Businesses”, as adopted by the SEC on May 20, 2020. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Merger and the other related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Lumentum following the completion of the Merger and the other related transactions. The unaudited pro forma adjustments represent our management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. The pro forma financial information does not include adjustments to reflect any potential revenue, synergies or dis-synergies, or cost savings that may be achievable in connection with the Merger, or the associated costs that may be necessary to achieve such revenues, synergies, or cost savings.
In accordance with Regulation S-X Rule 3-05, the pro forma financial information does not reflect adjustments for any other consummated or probable acquisitions by either Lumentum or Cloud Light.

The transaction was accounted for using the acquisition method of accounting, and Lumentum is treated as the accounting acquirer. In identifying Lumentum as the acquiring entity for accounting purposes, Lumentum and Cloud Light took into account a number of factors as of filing the Current Report on Form 8-K/A to which this pro forma financial information is included as an Exhibit, including the relative voting rights of all equity instruments in the combined company, the composition of senior management of the combined company and corporate governance structure of the combined company. No single factor was the sole determinant in the overall conclusion that Lumentum is the acquirer for accounting purposes; rather all factors were considered in arriving at such conclusion.
Lumentum’s financial statements were prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) while Cloud Light’s financial statements were prepared in accordance with International Financial Reporting Standards (“IFRSs”). The accounting policies used in the preparation of the pro forma financial information are those set out in Lumentum’s audited financial statements as of and for the year ended July 1, 2023. The conformation of Cloud Light’s accounting policies along with Lumentum’s accounting policies is described below in Note 3.
The transaction accounting adjustments are preliminary, based upon available information as of the date of filing the Current Report on Form 8-K/A to which this pro forma financial information is included as an Exhibit, and prepared solely for the purpose of this pro forma financial information. These adjustments are based on preliminary estimates and will be different from the adjustments that may be determined based on final acquisition accounting, and these differences could be material. The transaction accounting adjustments are based on the consideration paid for the Merger, with that amount subject to finalization of certain adjustments as set forth in the Merger Agreement including closing working capital, cash on hand and indebtedness adjustments, and the fair values of assets acquired and liabilities assumed. This assessment will not be completed until Lumentum reports its results for the interim period ended December 30, 2023 and through the measurement period. The estimated fair values assigned in this pro forma financial information are preliminary and represent Lumentum’s current best estimate of fair value and are subject to revision.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of July 1, 2023
(in millions)

	As of July 1, 2023	As of March 31, 2023		As of March 31, 2023	As of July 1, 2023		As of July 1, 2023
	Lumentum Holdings Inc. (Historical) - USD	Cloud Light Optoelectronics Limited (Historical) - HKD		Cloud Light Optoelectronics Limited (Historical) - USD	Transaction Accounting Adjustments - USD	Notes	Pro forma Combined for Merger Adjustments - USD
Assets
Current assets:
Cash and cash equivalents	$859.0	$546.5		$69.6	$(706.6)	5(A)	$158.2
					(63.8)	5(H)
Short-term investments	1,154.6	—		—	—		1,154.6
Accounts receivable, net	246.1	196.9		25.1	—		271.2
Inventories	408.6	240.1		30.6	8.0	5(D)	447.2
Prepayments and other current assets	109.6	80.9		10.3	—		119.9
Total current assets	2,777.9	1,064.4		135.6	(762.4)		2,151.1
Property, plant and equipment, net	489.5	255.7		32.6	27.9	5(B)	550.0
Operating lease right-of-use assets, net	77.3	19.3		2.5	—		79.8
Goodwill	695.1	—		—	730.1	5(A)	1,053.6
					(27.9)	5(B)
					(333.0)	5(C)
					(8.0)	5(D)
					(72.6)	5(F)
					61.9	5(G)
					8.0	5(I)
Other intangible assets, net	459.2	—		—	333.0	5(C)	792.2
Deferred tax asset	116.3	12.6		1.6	(1.6)	5(G)	116.3
Other non-current assets	16.8	2.4		0.3	—		17.1
Total assets	$4,632.1	$1,354.4		$172.6	$(44.6)		$4,760.1
Liabilities and stockholder’s equity
Current liabilities:
Accounts payable	$169.4	$106.1		$13.5	$—		$182.9
Accrued payroll and related expenses	39.4	43.8		5.6	—		45.0
Accrued expenses	51.2	66.4		8.5	9.2	5(E)	68.9
Convertible notes, current	311.6	—		—	—		311.6
Operating lease liabilities, current	14.4	6.7		0.9	—		15.3
Other current liabilities	47.8	40.8		5.2	—		53.0
Total current liabilities	633.8	263.8		33.7	9.2		676.7
Convertible notes, non-current	2,500.0	—		—	—		2,500.0
Operating lease liabilities, non-current	47.7	14.1		1.8	—		49.5
Deferred tax liability	3.4	5.4		0.7	60.3	5(G)	72.4
					8.0	5(I)
Other non-current liabilities	91.4	—		—	—		91.4
Total liabilities	3,276.3	283.3		36.2	77.5		3,390.0
Commitments and contingencies	—	—		—	—		—
Stockholder’s equity:							—
Common stock, $ 0.001 par value	0.1	—	—	—	—		0.1
Additional paid-in capital	1,692.2	—		—	23.5	5(A)	1,715.7
Share capital	—	31.9		4.1	(4.1)	5(F)	—
Accumulated earnings (deficit)	(340.6)	1,039.2		132.3	(9.2)	5(E)	(349.8)
					(68.5)	5(F)
					(63.8)	5(H)
Accumulated other comprehensive income	4.1	—		—	—		4.1
Total equity	1,355.8	1,071.1		136.4	(122.1)		1,370.1
Total liabilities and equity	$4,632.1	$1,354.4		$172.6	$(44.6)		$4,760.1

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement Of Operations (Detailed)
For the Year Ended July 1, 2023
(in millions, except per share data)

	For the Year ended July 1, 2023	For the Year ended March 31, 2023	For the Year ended March 31, 2023	For the Year ended July 1, 2023		For the Year ended July 1, 2023
	Lumentum Holdings Inc. (Historical) - USD	Cloud Light Optoelectronics Limited (Historical) - HKD	Cloud Light Optoelectronics Limited (Historical) - USD	Transaction Accounting Adjustments - USD	Notes	Pro forma Combined for Merger Adjustments - USD
Net revenue	$1,767.0	$1,417.4	$181.0	$—		$1,948.0
Cost of sales	1,113.6	1,111.8	142.0	(3.2)	6(AA)	1,286.5
				24.3	6(BB)
				8.0	6(CC)
				1.8	6(DD)
Amortization of acquired developed intangibles	84.4	—	—	—		84.4
Gross profit	569.0	305.6	39.0	(30.9)		577.1
Operating expenses:
Research and development	307.8	152.6	19.5	(1.9)	6(AA)	326.0
				0.6	6(DD)
Selling, general and administrative	348.8	79.6	10.2	(0.1)	6(AA)	404.5
				35.1	6(BB)
				1.3	6(DD)
				9.2	6(EE)
Restructuring and related charges	28.1	—	—	—		28.1
Total Operating expenses	684.7	232.2	29.7	44.2		758.6
Income (loss) from operations	(115.7)	73.4	9.3	(75.1)		(181.5)
Interest expense	(35.5)	(1.0)	(0.1)	—		(35.6)
Other income, net	48.8	46.9	6.0	—		54.8
Income (loss) before income taxes	(102.4)	119.3	15.2	(75.1)		(162.3)
Income tax provision	29.2	13.3	1.7	(12.0)	6(FF)	18.9
Net income (loss)	$(131.6)	$106.0	$13.5	$(63.1)		$(181.2)

Net loss per share:
Basic	$(1.93)	$—	$—	$—		$(2.65)
Diluted	$(1.93)	$—	$—	$—		$(2.65)

Shares used to compute net loss per share:
Basic	68.3	—	—	—		68.3
Diluted	68.3	—	—	—		68.3

See accompanying notes to unaudited pro forma condensed combined financial information.

Notes To Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Description of the Transaction

On October 29, 2023, Lumentum entered into a definitive agreement (“Merger Agreement”) to acquire Cloud Light through the merger of Crius Merger Sub Inc. with and into Cloud Light (the “Merger”), with Cloud Light continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Lumentum. Cloud Light designs, markets, and manufactures advanced optical modules for automotive sensors and data center interconnect applications. The transaction closed on November 7, 2023 (the “Closing date”). The preliminary fair value of consideration transferred at closing was $730.1 million, of which cash consideration was $706.6 million. The acquisition was funded through cash from Lumentum’s balance sheet and the assumption and substitution of outstanding unvested Cloud Light options.
As a result of the Merger, effective on the Closing date:
•25% of each of Cloud Light’s granted options and 100% for one option holder were vested, cancelled and converted into the right to receive the merger consideration of $1.69 per share after adjusting applicable withholding taxes, escrow fund and expense fund.
•75% of each of Cloud Light’s granted options were unvested and converted into a Lumentum stock option (“Lumentum Option”) with similar terms and conditions that were applicable to such Cloud Light Option, except that (i) the number of shares subject to the Lumentum Option equals the number of Cloud Light shares subject to such Cloud Light Option multiplied by the exchange ratio of 0.0437, (ii) the exercise price of the Lumentum Option equals the exercise price per share of the Cloud Light Option divided by 0.0437, and (iii) Lumentum Option will vest over three years from the Closing date.
Each shareholder will receive a per share consideration of $1.69 as per the Merger Agreement and the option holder will receive the per share consideration, less the exercise price of the underlying options.
The per share consideration is calculated by dividing the total estimated closing consideration by the number of shares and options, whether vested or unvested, held at the time of the acquisition.
Note 2. Basis of Presentation

The accompanying pro forma financial information was prepared in accordance with Article 11. The pro forma condensed combined balance sheet was prepared using the historical balance sheets of Lumentum as of July 1, 2023, and Cloud Light as of March 31, 2023. Lumentum's fiscal year ended on July 1, 2023 and Cloud Light 's fiscal year ended on March 31, 2023. Pursuant to Regulation S-X for companies with different fiscal year ends, the pro forma financial information has been prepared utilizing periods that differ by one quarter. The unaudited pro forma condensed combined income statement was prepared using:
•the historical audited consolidated statement of operations of Lumentum for the year ended July 1, 2023;
•the historical audited consolidated statement of profit and loss of Cloud Light for the year ended March 31, 2023
The pro forma financial information reflects transaction accounting adjustments that management believes are necessary to present fairly Lumentum’s pro forma results of operations and financial position following the closing of the Merger as of and for the periods indicated. The transaction accounting adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report Lumentum’s financial condition and results of operations as if the Merger was completed on July 3, 2022 (as of July 1, 2023 for purposes of the unaudited pro forma condensed combined balance sheet).
The pro forma financial information has accounted for the Merger using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations,” which is referred to as ASC 805, and is derived from the audited and unaudited historical financial statements of Lumentum and Cloud Light.

The acquisition method of accounting uses the fair value concepts defined in ASC 820, “Fair Value Measurements and Disclosures,” which is referred to as ASC 820. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective and can involve a high degree of estimation.
The determination of the fair value of the identifiable assets of Cloud Light and the allocation of the estimated consideration to these identifiable assets and liabilities is preliminary and is pending finalization of various estimates, inputs and analyses. This assessment is in process and will not be completed until Lumentum reports its results for the interim period ended December 30, 2023 and through the measurement period.
The initial allocation of the preliminary estimated consideration in this pro forma financial information is based upon the estimated value of the consideration as of the Merger Closing date on November 7, 2023.
Goodwill represents the excess of the estimated purchase price over the estimated fair value of Cloud Light’s identifiable assets and liabilities, including the fair value of the estimated identifiable finite assets and liabilities described above. Goodwill will not be amortized but will be subject to periodic impairment testing. The goodwill balance shown in the pro forma financial information is preliminary and subject to change as a result of the same factors affecting both the estimated consideration and the estimated fair value of identifiable assets and liabilities acquired. The goodwill balance represents the combined company’s expectations of the strategic opportunities available to it as a result of the Merger, as well as other synergies that may be derived from the Merger.
Upon completion of the final valuation, the estimated fair value of the acquired assets and liabilities will be updated and allocation of the excess purchase price, if any, will be recorded to goodwill. The calculation of goodwill could be materially impacted by changing fair value measurements caused by the volatility in the current market environment. Under ASC 805, transaction costs related to the transaction are expensed in the period they are incurred. Total transaction related costs incurred by Lumentum and Cloud Light in connection with the Merger are estimated to be $9.2 million and $1.6 million, respectively. The transaction costs expected to be incurred by Cloud Light and settled by Lumentum in accordance with the Merger Agreement are reflected as an adjustment of purchase consideration in the unaudited pro forma condensed balance sheet as of July 1, 2023. The total amount not yet incurred is reflected as an expense in the unaudited condensed combined statement of operations for the year ended July 1, 2023.
For purposes of preparing the pro forma financial information, the historical financial information of Cloud Light and related pro forma adjustments was translated from HKD to US dollars using the following historical exchange rates:

Closing exchange rate as of March 31, 2023	$0.1274
Average exchange rate for the year ended March 31, 2023	0.1277
These exchange rates may differ from future exchange rates which would have an impact on the pro forma financial information and would also impact purchase accounting.
Note 3. Significant Accounting Policies

Lumentum's financial statements were prepared in accordance with US GAAP while Cloud Light’s financial statements were prepared in accordance with International Financial Reporting Standards (“IFRS”). The accounting policies used in the preparation of the pro forma financial information are those set out in Lumentum’s audited financial statements as of and for the year ended July 1, 2023.
Certain adjustments were made to conform the IFRS presentation to US GAAP presentation in alignment with Lumentum’s presentation of US GAAP as specified in Note 4. These adjustments and reclassifications have no effect on previously reported total assets, total liabilities and shareholders’ equity, or net income or loss of Lumentum or Cloud Light. Accounting policy differences and additional reclassification adjustments may be identified as Lumentum completes its acquisition accounting in accordance with ASC 805.

At the time of filing the Current Report on Form 8-K/A to which this pro forma financial information is included as an Exhibit, except GAAP and reclassification adjustments specified in Note 4 related to certain balances presented in the historical financial statements of Cloud Light, Lumentum is not aware of any material differences between the accounting policies of the two entities that would continue to exist subsequent to the application of acquisition accounting. Management is in the process of a comprehensive review of the accounting policies between the two entities.
As a result, Lumentum may identify additional differences between the accounting policies of the two entities that, when conformed, could have a material impact on this pro forma financial information.
Note 4. Reclassification and U.S. GAAP Adjustments

During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary review of Cloud Light’s financial information to identify differences in accounting policies compared to those of Lumentum, and differences in financial statement presentation compared to the presentation of Lumentum. At the time of preparing the unaudited pro forma condensed combined financial information, other than the adjustments described herein, Lumentum is not aware of any other material differences. However, Lumentum will continue to perform its detailed review of Cloud Light’s accounting policies. Upon completion of that review, differences may be identified between the accounting policies of the two companies that when confirmed could have a material impact on the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet Reclassification Adjustments Along With GAAP Conversion Adjustments
As of March 31, 2023

(in Millions)
Lumentum Holdings Inc.	Cloud Light Optoelectronics Limited	Historicals (in HKD)	Reclassification Adjustments (in HKD)		U.S. GAAP & Policy Alignment Adjustments	Cloud Light Optoelectronics Limited (Historical HKD)
Assets
Current assets
Cash and cash equivalents	Cash and bank balances	$546.5	$—		$—	$546.5
Short-term investments		—	—		—	—
Accounts receivable, net	Trade and other receivables	285.6	(67.7)	(b)	—	196.9
			(2.3)	(g)
			(2.4)	(h)
			(16.3)	(i)
Inventories	Inventories	243.3	(3.2)	(f)	—	240.1
Prepayments and other current assets		—	68.7	(a),(b)	—	80.9
			12.2	(i)
	Tax recoverable	1.0	(1.0)	(a)	—	—
Total Current assets		1,076.4	(12.0)		—	1,064.4
Property, plant and equipment, net	Property, plant and equipment	265.4	(19.3)	(e)	—	255.7
			3.2	(f)
			2.3	(g)
			4.1	(i)
Operating lease right-of-use assets, net		—	19.3	(e)	—	19.3
Goodwill		—	—		—	—
Other intangible assets, net		—	—		—	—

Deferred tax asset	Deferred tax assets	12.6	—		—		12.6
Other non-current assets		—	2.4	(h)	—		2.4
Total Assets		$1,354.4	$—		$—		$1,354.4
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	Trade and other payables	$158.4	$(43.8)	(j)	$—		$106.1
			(8.5)	(k)
Accrued payroll and related expenses		—	43.8	(j)			43.8
Accrued expenses		—	8.5	(k)	57.9	(l)	66.4
Convertible notes, current		—	—		—		—
Operating lease liabilities, current	Lease liabilities	6.7	—		—		6.7
Other current liabilities		—	0.1	(c)	40.7	(m)	40.8
	Tax payable	0.1	(0.1)	(c)	—		—
Total Current liabilities		165.2	—		98.6		263.8
Convertible notes, non-current		—	—		—		—
Operating lease liabilities, non-current	Lease liabilities - non current	14.1	—		—		14.1
Deferred tax liability	Deferred tax liabilities	5.4	—		—		5.4
Other non-current liabilities		—	—		—		—
Total Liabilities		184.7	—		98.6		283.3
Stockholder's equity
Common stock		—	—		—		—
Additional paid-in capital		—	—		—		—
	Share capital	31.9	—		—		31.9
Accumulated earnings (deficit)	Retained profits	362.1	775.7	(d)	(98.6)	(l), (m)	1,039.2
	Reserves	775.7	(775.7)	(d)	—		—
Accumulated other comprehensive income		—	—		—		—
Total shareholders' equity		1,169.7	—		(98.6)		1,071.1
Total liabilities and stockholders' equity		$1,354.4	$—		$—		$1,354.4
(a) Reclassification of tax recoverable to prepayments and other current assets
(b) Reclassification of other receivables to prepayments and other current assets
(c) Reclassification of tax payable to other current liabilities
(d) Reclassification of historical equity accounts to accumulated earnings (deficit)
(e) Reclassification of lease portion in property, plant and equipment, net to operating lease right-of-use assets, net
(f) Reclassification of inventories related to CAPEX materials to property, plant and equipment, net
(g) Reclassification of trade and other receivables related to CAPEX to property, plant and equipment, net
(h) Reclassification of trade and other receivables related to long term deposits to other non-current assets

(i) Reclassification of trade and other receivables to prepayments and other current assets and property, plant and equipment, net, respectively
(j) Reclassification of trade and other payables related to employee costs to accrued payroll and related expenses
(k) Reclassification of trade and other payables related to professional fees and other expenses to accrued expenses
(l) Adjustment of purchase order reserves in accordance with Lumentum accounting policy
(m) Adjustment of warranty reserves in accordance with Lumentum accounting policy
The following table reflects the impact of the reclassification adjustments on Cloud Light's Condensed Combined Statement of Operations for the year ended March 31, 2023 as presented in the Unaudited Pro forma Condensed Combined Financial Information. There were no material IFRS to U.S. GAAP adjustments identified for Cloud Light’s Condensed Combined Statement of Operations for the year ended March 31, 2023.

Unaudited Pro Forma Condensed Combined Statement of Operations Reclassification Adjustments Along With GAAP Conversion Adjustments
For the Year Ended March 31, 2023

(in Millions, except per share amounts)
Lumentum Holdings Inc.	Cloud Light Optoelectronics Limited	Historicals (in HKD)	Reclassification Adjustments (in HKD)		Cloud Light Optoelectronics Limited (Historical HKD)
Net revenue	Revenue	$1,417.4	$—		$1,417.4
Cost of sales	Cost of sales	1,094.4	12.1	(a)	1,111.8
			5.3	(c)
Amortization of acquired developed intangibles		—	—		—
Gross profit		323.0	(17.4)		305.6
Operating expenses
Research and development	Research and development expenses	150.8	1.8	(c)	152.6
Selling, general and administrative		—	79.6	(d)	79.6
	Selling expenses	21.5	(12.1)	(a)	—
			0.4	(c)
			(9.8)	(d)
	Administrative expenses	77.3	(7.5)	(c)	—
			(69.8)	(d)
Restructuring and related charges		—	—		—
Total operating expenses		249.6	(17.4)		232.2
Income (loss) from operations		73.4	—		73.4
Interest expense		—	(1.0)	(b)	(1.0)
	Finance costs	(1.0)	1.0	(b)	—
Other income, net	Other income, net	46.9	—		46.9
Income (loss) before income taxes		119.3	—		119.3
Income tax provision	Income tax	13.3	—		13.3
Net income (loss)		$106.0	$—		$106.0
(a) Reclassification of selling expenses relating to shipping and handling fees to cost of sales
(b) Reclassification of finance costs to interest expense
(c) Reclassification of share-based compensation included within administrative expenses to cost of sales, research and development and selling expenses, respectively

(d) Reclassification of selling and administrative expenses to selling, general and administrative expenses
Note 5. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction is accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their transaction date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill.
(A) Purchase consideration adjustment
The estimated purchase consideration is $730.1 million. The following table summarizes the components of the preliminary purchase price consideration reflected in the unaudited pro forma condensed combined financial information:

(in USD millions)	Fair Value
Cash paid to shareholders	$691.7
Cash paid to option holders	13.3
Transaction costs paid to third parties on behalf of Cloud Light	1.6
Cash consideration (1)	706.6
Add: Fair value of assumed Cloud Light equity awards allocated to pre-acquisition period (2)	23.5
Fair value of consideration transferred	$730.1
(1) The cash consideration is funded with cash on hand of the combined company.
(2) The amount represents the fair value allocated to the pre-acquisition period related to unvested Cloud Light options that are replaced with Lumentum options pursuant to the Merger Agreement.

The following table summarizes the preliminary purchase price allocation:

(in USD millions)	Fair value
Cash & cash equivalents	$5.8
Accounts receivable, net	25.1
Inventories, net	38.6
Prepayments and other current assets	10.3
Property, plant and equipment, net	60.5
Operating lease right-of-use assets, net	2.5
Other intangible assets, net	333.0
Other non-current assets	0.3
Total Assets	476.1
Accounts payable	13.5
Accrued payroll and related expenses	5.6
Accrued expenses	8.5
Operating lease liabilities, current	0.9
Other current liabilities	5.2
Operating lease liabilities, non-current	1.8
Deferred tax liability	69.0
Net assets acquired	371.6
Goodwill	358.5
Fair value of consideration transferred	$730.1

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma financial information and is subject to adjustment as purchase accounting is finalized. The final purchase price allocation will be determined when Lumentum has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include, but not be limited to: (1) changes in fair values of property, plant and equipment, (2) changes to inventory and (3) other changes to assets and liabilities.
(B) Step-up in fair value of property, plant and equipment
Reflects the preliminary estimated fair value adjustment to property, plant and equipment acquired in the Merger. The fair value of property and equipment is preliminary and subject to change.
The following table summarizes the preliminary estimated fair value of property, plant and equipment as of the Merger Closing date:

(in USD millions)	Fair value
Leasehold improvement	$2.1
Plant and machinery	34.6
Research and development machinery	18.4
Computer	2.1
Office equipment	0.1
Vehicles	0.1
Construction in progress	3.1
Total property, plant and equipment, net	$60.5
(C) Step-up in fair value of intangibles
Reflects the preliminary estimated fair value adjustment to the identifiable intangible assets acquired in the Merger. Management has followed the income-based approach for valuation of intangibles. The fair value of intangible assets is preliminary and subject to change.

(in USD millions)	Fair value
Developed technology	$170.0
Customer relationships	130.0
In-process research and development	16.0
Order backlog	14.0
Trade name / trademarks / domain names	3.0
Total identifiable intangible assets	$333.0
(D) Step-up in fair value of inventory
Reflects the preliminary estimated fair value adjustment of $8.0 million to inventories acquired in the Merger. The fair value of inventory is preliminary and subject to change. These changes could be significant because of fluctuations in inventory balances at the time of the acquisition.
(E) Transaction costs
Reflects transaction costs of $9.2 million, such as legal, audit, advisory fees and transactional fees, that are directly related to the Merger. These costs were not already incurred in the historical financial statements of Lumentum and Cloud Light as of July 1, 2023. Actual additional costs that will be incurred could be different from the estimates.

(F) Elimination of historical equity
Reflects the elimination of Cloud Light’s historical equity after adjusting for the pre-closing distribution. See Adjustment H below.
(G) Deferred taxes
Reflects estimated deferred tax asset liability and deferred tax asset adjustment of $60.3 million and $(1.6) million, respectively, related to the purchase price allocation and income tax impact effect related to the pro forma adjustments. Tax-related adjustments are based upon an estimated tax rate of 15.97%. The effective tax rate of the combined company could be significantly different than what is presented in the pro forma financial information depending on post-acquisition activities, the geographical mix of taxable income, and changes in tax laws and regulations.
(H) Pre-Closing distribution
Represents pre-closing distribution made by Cloud Light to its preferred shareholders immediately before the Merger. The terms of the Merger Agreement require cash and cash equivalent balances to be less than $6 million at the effective time of the Merger. As such, this adjustment represents the difference between cash and cash equivalents on the date of the historical Cloud Light financial statements and the Merger Agreement cash requirements.
(I) FIN48 reserve adjustment
Represents the recognition of $8.0 million in deferred tax liabilities in connection with the exposure for uncertain tax positions as required by the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN-48”).
Note 6. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(AA) Depreciation expense
Represents a net decrease in depreciation expense on a straight-line basis of $5.2 million based on an increase in the estimated useful lives, offset by the preliminary step-up in fair value of the property, plant and equipment for the year ended July 1, 2023.

(in USD millions)	Useful Life (in years)	Fair Value	Depreciation Expense for the Year Ended July 1, 2023
Leasehold improvement	13.0	$2.1	$0.2
Plant and machinery	6.0	34.6	5.8
Research and development machinery	8.0	18.4	2.3
Computer	4.0	2.1	0.5
Office equipment	6.0	0.1	—
Vehicles	7.0	0.1	—
Construction in progress		3.1	—
Total Property, plant and equipment, net		$60.5	$8.8
Less: Historical depreciation expense			(14.0)
Pro forma adjustment to decrease depreciation expense			$(5.2)
Depreciation expense adjustment for the year ended July 1, 2023 is as follow:

(in USD millions)
Cost of sales	$(3.2)
Research and development	(1.9)
Selling, general and administration	(0.1)
Total depreciation expense	$(5.2)
(BB) Amortization expense
Represents the pro forma adjustment to record amortization expense of $59.4 million based on the preliminary fair value of the identified intangible assets and the related assigned estimated useful life for the year ended July 1, 2023.

(in USD millions)	Useful Life (in years)	Fair Value	Amortization Expense for the Year Ended July 1, 2023
Developed technology	7.0	$170.0	$24.3
Customer relationships	7.0	130.0	18.6
Order backlog	1.0	14.0	14.0
Trade name / trademarks / domain names	1.2	3.0	2.5
In-process research and development (1)	N/A	16.0	—
Total identifiable intangible assets		$333.0	$59.4
Less: Historical amortization expense			—
Pro forma adjustment to incremental amortization expense			$59.4

(1) In-process research and development (IPR&D) asset is initially capitalized at fair value as an intangible asset with an indefinite life and assessed for impairment thereafter. When an IPR&D project is completed, the related IPR&D asset is reclassified as an amortizable purchased intangible asset and amortized over the asset’s estimated useful life.
Amortization expense for the year ended July 1, 2023 is as follow:

(in USD millions)
Cost of sales	$24.3
Research and development	—
Selling, general and administration	35.1
Total amortization expense	$59.4
(CC) Step-up in Inventory
Represents $8.0 million additional cost of sales recognized in connection with the step-up of inventory to fair value. Lumentum will recognize the increased value of inventory in cost of sales as the inventory is sold, which for purposes of this pro forma condensed combined financial information is assumed to occur within the pro forma period, based on Cloud Light’s average historical inventory turnover.
(DD) Share-based compensation expense
Represents the adjustment to record the elimination of historical Cloud Light stock-based compensation expense and recognition of new stock-based compensation expense for the post-combination portion of Cloud Light’s stock options. Because Cloud Light’s replacement stock options will require further service, the post-combination portion of the awards will be further allocated between expense recognized immediately after the closing of the Merger and future compensation expense of the combined entity.
The historical financial position and results of operations of Cloud Light include share-based compensation expense resulting from the original awards, recorded under IFRS. Upon the closing of the Merger, these compensation expenses have been recalculated in accordance with US GAAP in connection with the allocation of share-based compensation expense described in the paragraph above. As such, the pro forma financial statements also include adjustments for this GAAP alignment.
Share-based compensation expense for the year ended July 1, 2023 is as follow:

(in USD millions)	Fair Value	Historical Stock-based Compensation	Pro forma Adjustment
Cost of sales	$2.5	$0.7	$1.8
Research and development	0.8	0.2	0.6
Selling, general and administration	1.8	0.5	1.3
Total stock-based compensation	$5.1	$1.4	$3.7
(EE) Transaction costs
Reflects estimated nonrecurring transaction-related expenses of $9.2 million for the year ended July 1, 2023. These nonrecurring expenses are not anticipated to affect the Unaudited Pro Forma Condensed Combined Statement of Operations beyond twelve months after the Merger Closing date.
(FF) Income tax effect
Represents the income tax effect of the transaction accounting adjustments calculated using an estimated tax rate of 15.97%. The effective tax rate of the combined company could be significantly different than what is presented in the pro forma financial information depending on post-acquisition activities and the geographical mix of taxable income.
Note 7. Earnings Per Share

The following tables set forth the computation of pro forma basic and diluted earnings per share for the year ended July 1, 2023.

(in USD millions, except share and per share data)
Numerator:
Net loss - basic and diluted	$(181.2)

Denominator:
Weighted average common shares outstanding
Basic	68.3
Diluted	68.3

Pro forma net loss per share:
Basic:	$(2.65)
Diluted:	$(2.65)